Exhibit 99.2

LiqTech to Participate in the 2022 Lake Street BIG6 Conference

Company files updated slide presentation including discussion on recent market activity

BALLERUP, Denmark, Sept. 13, 2022 /PRNewswire/ -- LiqTech International, Inc. (NASDAQ: LIQT), a clean technology company that manufactures and markets highly specialized filtration products and systems, today announced that Fei Chen, recently appointed CEO, Alex Buehler, most recently interim CEO and current member of the board of directors, and Simon Stadil, CFO, will host investor meetings on September 14, 2022 as part of the Lake Street Capital Markets Best Ideas Growth Conference (BIG6), taking place at The Yale Club in New York City.

To arrange a meeting, please contact your Lake Street representative or Lytham Partners at liqt@lythampartners.com.

Slide Presentation

A copy of the slide presentation to be used by the Company at the Lake Street BIG6 Conference is furnished as Exhibit 99.1 to a Current Report on Form 8-K filed with the SEC. The slide presentation is also available on the Company's website at: https://liqtech.com/corporate/investor-relations/.

Recent Market Activity

Included in the slide presentation is a discussion of recent market activity that will have an impact on the Company's stated annual guidance for fiscal 2022.

Due to the worsening energy crisis in Europe, continued supply chain disruptions, and customer-imposed delays caused by macro-economic uncertainty, the Company believes that approximately $3 to $4 million in expected orders are at increased risk of slippage prior to the end of the year, which is exacerbated by the impact from the appreciation of the U.S. Dollar against the Euro.

The Company expects to provide further updates during its Q3 2022 Conference Call, which is normally scheduled to take place in mid-November 2022.

ABOUT LIQTECH INTERNATIONAL, INC.

LiqTech International, Inc., a Nevada corporation, is a clean technology company that provides state-of-the-art ceramic silicon carbide filtration technologies for gas and liquid purification. LiqTech's silicon carbide membranes are designed to be used in the most challenging purification applications, and its silicon carbide filters are used to control diesel exhaust soot emissions. Using nanotechnology, LiqTech develops products using its proprietary silicon carbide technology, resulting in a wide range of component membranes, membrane systems, and filters for both microfiltration and ultrafiltration applications. By incorporating LiqTech's SiC liquid membrane technology with the Company's extensive systems design experience and capabilities, LiqTech offers unique, turnkey solutions for the most difficult water purification applications.

For more information, please visit: www.liqtech.com

Follow LiqTech on Linkedln: http://www.linkedin.com/company/liqtech-international

Follow LiqTech on Twitter: https://twitter.com/LiqTech

Forward-Looking Statements
This press release contains "forward-looking statements." Although the forward-looking statements in this release reflect the good-faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Company Contact:	Investor Contact:
Simon Stadil, Chief Financial Officer	Robert Blum
LiqTech International	Lytham Partners, LLC
Phone: +45 3140 9128	Phone: (602) 889-9700
sst@liqtech.com	liqt@lythampartners.com